Exhibit 5.1

Santiago, Chile, July 14, 2016

Cencosud S.A.

Av. Kennedy 9001, piso 7

Las Condes, Santiago

Chile

Ladies and Gentlemen:

We have acted as special Chilean counsel to Cencosud S.A. (the “Company”), an open stock corporation (sociedad anónima abierta) organized under the laws of Chile, in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (the “462 Registration Statement”) to be filed pursuant to Rule 462(b) under the Securities Act, and the offering by Inversiones Tano Limitada (the “Selling Shareholder”) of common shares (the “Common Shares”) without par value, including Common Shares in the form of American Depositary Shares.

The 462 Registration Statement to be filed by the Company with the SEC relates to the offering by the Selling Shareholder of an aggregate of up to an additional 28,425,207 Common Shares, and incorporates by reference the contents of the Registration Statement on Form F-3 (File No. 333-212456), including the prospectus contained therein (the “Prospectus”) and the exhibits thereto, that was initially filed with the SEC on July 11, 2016.

In so acting, we have examined and relied upon originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, as we have deemed necessary or appropriate for the purposes of the opinion expressed below. In all such examinations, we have assumed, without any independent investigation or inquiry of any kind,

(a)	the legal capacity of all natural persons executing documents,

(b)	the genuineness of all signatures on original or certified copies,

(c)	the authenticity and completeness of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Company.

We are qualified to practice law in the Republic of Chile and do not purport to be expert on, or to express any opinion herein concerning, any law other than the laws of Chile as in effect on the date hereof.

Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1)	The Company was duly incorporated and is legally existing under the laws of Chile;

2)	The Company has an authorized and outstanding capitalization as set forth in the Prospectus; and

3)	The Common Shares to be sold by the Selling Shareholder are legally issued, fully paid and non-assessable.

The discussion in the Prospectus under the caption “Taxation—Chilean Tax Considerations”, insofar as it describes certain matters of Chilean tax laws and regulations or legal conclusions with respect thereto, constitutes our opinion.

We hereby consent to the filing with the U.S. Securities and Exchange Commission of this opinion as an exhibit to the 462 Registration Statement, and to the references made to our firm under the captions “Taxation—Chilean Tax Considerations “ and “Legal matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the 462 Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ MORALES BESA Y CÍA. LTDA.